UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___ )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.

iSUN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS FILING CONSISTS OF A VOTING REMINDER LETTER SENT TO CERTAIN SHAREHOLDERS OF iSUN, INC. RELATED TO THE 2024 SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD VIRTUALLY ON FEBRUARY 27, 2024 AND THE RELATED PROXY STATEMENT.

**** IMPORTANT REMINDER ****

PLEASE VOTE TODAY

Dear iSun Inc. Stockholder:

By now, you should have received your proxy materials for the 2024 Special Meeting of iSun Inc., which is scheduled to be held virtually, via live webcast, on February 27, 2023. We ask that all stockholders, regardless of their share amount, vote their shares as soon as possible. You are receiving this reminder letter because your vote(s) were not yet processed at the time that this letter was sent. If you have already voted, we would like to thank you for your vote.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is over the Internet or by telephone. Instructions on how to vote your shares over the Internet or telephone are enclosed with this letter.

Your Board recommends that you vote “FOR” ALL proposals. Even if you plan on attending the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

Thank you for your investment in iSun Inc., and for taking the time to vote your shares.